Exhibit 99.1
NEWS RELEASE

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Bob Marsocci	Chris Zegarelli
Vice President, Corporate Communications	Director, Investor Relations
949-926-5458	949-926-7567
bmarsocci@broadcom.com	czegarel@broadcom.com
Broadcom Reports Fourth Quarter and Full Year 2010 Results
Record Quarterly Net Revenue — Up 45% from Prior Year
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
Q4 Summary
•	Total Revenue: $1.95 billion (up 45% year over year)

•	Gross Margin: 50.9% (Product Gross Margin: 49.4%)

•	Operating Margin: 13.8%

•	Net Income: $266 million

•	Diluted GAAP Earnings per Share: $0.47 (includes $0.11 of non-recurring settlement and asset impairment charges)

•	Cash Flow from Operations: $452 million
Full Year 2010 Summary
•	Total Revenue: $6.82 billion (up 52% year over year)

•	Gross Margin: 51.8% (Product Gross Margin: 50.2%)

•	Operating Margin: 15.9%

•	Net Income: $1.08 billion

•	Diluted GAAP Earnings per Share: $1.99 (includes $0.13 of non-recurring settlement and asset impairment charges)

•	Cash Flow from Operations: $1.37 billion
IRVINE, Calif. – February 1, 2011 – Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its fourth quarter and year ended December 31, 2010.
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

Net revenue for the fourth quarter of 2010 was a record $1.95 billion. This represents an increase in net revenue of 7.7% compared with the $1.81 billion reported for the third quarter of 2010 and an increase of 44.9% compared with the $1.34 billion reported for the fourth quarter of 2009. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2010 was $266 million, or $.47 per share (diluted), compared with GAAP net income of $327 million, or $.60 per share (diluted), for the third quarter of 2010, and GAAP net income of $59 million, or $.11 per share (diluted), for the fourth quarter of 2009.
Net revenue for the year ended December 31, 2010 was $6.82 billion. This represents an increase in net revenue of 51.8% from the $4.49 billion reported for the year ended December 31, 2009. Net income computed in accordance with GAAP for the year ended December 31, 2010 was $1.08 billion, or $1.99 per share (diluted), compared with GAAP net income of $65 million, or $.13 per share (diluted), for the year ended December 31, 2009.
For a discussion of certain selected transactions and their related accounting impact for all periods presented, see the “Unaudited Supplementary Financial Data” schedule below.
“I am very pleased with our record performance in 2010, as Broadcom gained significant market share and delivered record revenue, earnings per share, and cash flow from operations,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “Our achievements highlight the incredible capabilities of our employees to create innovative solutions in the wired and wireless communications markets.”
“Our record results, powerful balance sheet and strong operating cash flow enable us to increase our dividend by 12.5% and accelerate share repurchases, reflecting our continued commitment to returning capital to our shareholders. Looking ahead, we will focus on continuing to grow revenue faster than our peers and to gain share in our core markets, while maintaining financial discipline.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and year-end financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 10:00 p.m. Pacific Time on Tuesday, February 22, 2011.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2010 will be included in Broadcom’s Annual Report on Form 10-K, to be filed with the SEC as soon as practicable.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom, one of the world’s largest fabless communications semiconductor companies, with 2010 revenue of $6.82 billion, holds more than 4,800 U.S. and 2,000 foreign patents, and has more than 7,800 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports income from operations in accordance with GAAP and supplementally on a non-GAAP basis, referred to in this release as “non-GAAP income from operations.” Broadcom’s presentation of non-GAAP income from operations excludes certain charges related to acquisitions, stock-based compensation expense, employer payroll tax expense on certain stock option exercises, settlement costs, impairment of goodwill or other long-lived assets, restructuring costs (reversals) and charitable contributions to the Broadcom Foundation. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of GAAP income from operations to non-GAAP income from operations for the three months ended and years ended December 31, 2010 and 2009 appear in the financial statements portion of this release.
Broadcom believes that the presentation of non-GAAP income from operations provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used non-GAAP income from operations when evaluating operating performance, because we believe that the inclusion or exclusion of the items described above provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Cautions regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, gross product margin and operating expense targets for the first quarter of 2011, references to opportunities within the wired and wireless communication markets to grow revenue and gain share in core markets and statements about our intention to pay quarterly cash dividends and return capital to shareholders. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:
•	We face intense competition.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	Our quarterly operating results may fluctuate significantly.

•	We may fail to adjust our operations in response to changes in demand.

•	We face risks associated with our acquisition strategy.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We may be required to defend against alleged infringement of intellectual property rights.

•	Our stock price is highly volatile.

•	We may not be able to protect or enforce our intellectual property rights.

•	Our business is subject to potential tax liabilities.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

•	We are subject to order and shipment uncertainties.

•	We are exposed to risks associated with our international operations.

•	We depend on third-party subcontractors to fabricate, assemble and test our products.

•	Government regulation may adversely affect our business.

•	We may be unable to attract, retain or motivate key personnel.

•	Our co-founders and their affiliates may control the outcome of matters that require the approval of our shareholders.

•	There can be no assurance that we will continue to declare cash dividends.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net revenue:
Product revenue	$1,889,139	$1,283,434	$6,589,270	$4,272,726
Income from Qualcomm Agreement	51,674	51,674	206,696	170,611
Licensing revenue	4,742	7,638	22,353	46,986

Total net revenue	1,945,555	1,342,746	6,818,319	4,490,323
Costs and expenses:
Cost of product revenue	955,711	630,259	3,284,213	2,210,559
Research and development	472,260	396,254	1,762,323	1,534,918
Selling, general and administrative	168,728	84,424	590,572	479,362
Amortization of purchased intangible assets	14,678	2,091	27,570	14,548
Impairment of other long-lived assets	17,260	—	19,045	18,895
Settlement costs, net	48,809	175,724	52,625	118,468
Restructuring costs (reversals), net	—	(4,829)	111	7,501
Charitable contribution	—	—	—	50,000

Total operating costs and expenses	1,677,446	1,283,923	5,736,459	4,434,251

Income from operations	268,109	58,823	1,081,860	56,072
Interest income, net	990	2,539	9,032	13,901
Other income (expense), net	2,749	(269)	6,428	2,218

Income before income taxes	271,848	61,093	1,097,320	72,191
Provision for income taxes	5,659	1,889	15,520	6,930

Net income	$266,189	$59,204	$1,081,800	$65,261

Net income per share (basic)	$.50	$.12	$2.13	$0.13

Net income per share (diluted)	$.47	$.11	$1.99	$0.13

Weighted average shares (basic)	528,272	495,356	508,444	494,038

Weighted average shares (diluted)	568,730	524,903	544,612	512,645

Dividends per share	$0.08	$—	$0.32	$—

     The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cost of product revenue	$5,652	$5,961	$22,502	$24,545
Research and development	88,756	85,186	341,733	351,884
Selling, general and administrative	30,142	30,101	118,789	119,918
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating activities
Net income	$266,189	$59,204	$1,081,800	$65,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,762	27,121	78,732	74,435
Stock-based compensation expense:
Stock options and other awards	34,210	33,329	121,341	159,790
Restricted stock units	90,340	87,919	361,683	336,557
Acquisition-related items:
Amortization of purchased intangible assets	22,520	6,186	58,594	30,744
Impairment of long-lived assets	17,260	—	19,045	18,895
Non-cash restructuring (reversals)	—	(4,665)	(313)	(1,944)
Gain on sale of marketable securities	—	—	—	(1,046)
Gain on sale of strategic investments, net	(2,490)	—	(2,490)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,618)	37,620	(286,681)	(131,656)
Inventory	(43,014)	(46,877)	(208,095)	12,013
Prepaid expenses and other assets	(8,282)	(11,258)	26,821	8,714
Accounts payable	16,816	10,460	145,808	122,985
Deferred revenue and income	(3,858)	(9,062)	(31,841)	71,760
Accrued settlement costs	44,074	163,600	(122,306)	170,500
Other accrued and long-term liabilities	(404)	(21,649)	128,728	49,885

Net cash provided by operating activities	451,505	331,928	1,370,826	986,893

Investing activities
Net purchases of property and equipment	(26,894)	(17,796)	(108,924)	(66,570)
Net cash paid for acquired companies	(449,081)	(166,100)	(599,479)	(165,258)
Sales (purchases) of strategic investments	4,490	—	(3,510)	(2,000)
Purchases of marketable securities	(1,516,979)	(80,709)	(2,933,715)	(1,138,681)
Proceeds from sales and maturities of marketable securities	745,135	133,775	1,467,595	871,152

Net cash used in investing activities	(1,243,329)	(130,830)	(2,178,033)	(501,357)

Financing activities
Proceeds from issuance of long-term debt, net	691,393	—	691,393	—
Repurchases of Class A common stock	(4,872)	(215,352)	(280,336)	(421,869)
Dividends paid	(42,752)	—	(163,432)	—
Payment of debt assumed in acquisitions	—	—	(14,560)	—
Proceeds from issuance of common stock	564,643	89,980	936,326	227,209
Minimum tax withholding paid on behalf of employees for restricted stock units	(40,105)	(23,854)	(136,854)	(84,428)

Net cash provided by (used in) financing activities	1,168,307	(149,226)	1,032,537	(279,088)

Increase in cash and cash equivalents	376,483	51,872	225,330	206,448
Cash and cash equivalents at beginning of period	1,245,940	1,345,221	1,397,093	1,190,645

Cash and cash equivalents at end of period	$1,622,423	$1,397,093	$1,622,423	$1,397,093

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	December 31,	September 30,	December 31,
	2010	2010	2009
		(In thousands)
Cash and cash equivalents	$1,622,423	$1,245,940	$1,397,093
Short-term marketable securities	1,035,252	1,148,139	532,281
Long-term marketable securities	1,400,706	520,276	438,616

Total cash, cash equivalents and marketable securities	$4,058,381	$2,914,355	$2,367,990

Increase from prior period end	$1,144,026

Increase from prior year end	$1,690,391

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Broadcom Reports Fourth Quarter and Full Year 2010 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,622,423	$1,397,093
Short-term marketable securities	1,035,252	532,281
Accounts receivable, net	819,629	508,627
Inventory	597,955	362,428
Prepaid expenses and other current assets	108,248	113,903

Total current assets	4,183,507	2,914,332
Property and equipment, net	266,297	229,317
Long-term marketable securities	1,400,706	438,616
Goodwill	1,677,097	1,329,614
Purchased intangible assets, net	365,840	150,927
Other assets	50,863	64,436

Total assets	$7,944,310	$5,127,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$604,383	$437,353
Wages and related benefits	207,607	190,315
Deferred revenue and income	55,116	87,388
Accrued liabilities	404,090	433,294

Total current liabilities	1,271,196	1,148,350
Long-term debt	696,978	—
Long-term deferred revenue	1,039	608
Other long-term liabilities	149,008	86,438

Commitments and contingencies

Shareholders’ equity	5,826,089	3,891,846

Total liabilities and shareholders’ equity	$7,944,310	$5,127,242

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Broadcom Reports Fourth Quarter and Full Year 2010 Results

BROADCOM CORPORATION
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands)
     The following represents a reconciliation (unaudited) of GAAP income from operations to non-GAAP income from operations.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP income from operations	$268,109	$58,823	$1,081,860	$56,072
Cost of Product Revenue:
Stock-based compensation	5,652	5,961	22,502	24,545
Amortization of purchased intangible assets	7,842	4,095	31,024	16,196
Amortization of acquired inventory valuation step-up	2,715	1,546	9,644	9,225
Employer payroll tax expense on certain stock option exercises	391	72	733	235
Research and development:
Stock-based compensation	88,756	85,186	341,733	351,884
Employer payroll tax expense on certain stock option exercises	4,414	933	8,804	3,692
Selling, general and administrative:
Stock-based compensation	30,142	30,101	118,789	119,918
Employer payroll tax expense on certain stock option exercises	1,611	294	3,004	939
Other operating costs and expenses:
Amortization of purchased intangible assets	14,678	2,091	27,570	14,548
Impairment of other long-lived assets(1)	17,260	—	19,045	18,895
Restructuring costs (reversals), net(2)	—	(4,829)	111	7,501
Settlement costs, net(3)	48,809	175,724	52,625	118,468
Charitable contribution(4)	—	—	—	50,000

Non-GAAP income from operations	$490,379	$359,997	$1,717,444	$792,118

(1)	In 2010 we recorded impairment charges of $17 million related to a technology license that was acquired in 2008 in connection with our Sunext Design, Inc. In 2009 we recorded long-lived asset impairment charges of $19 million related to the company’s acquisition of the digital television business of Advanced Micro Devices, Inc.

(2)	Recorded in connection with the company’s restructuring plans implemented in 2009 (including a reversal of restructuring costs of $4 million as part of a contractual obligation due from AMD to reimburse us for certain restructuring actions taken during a stipulated post acquisition period).

(3)	Recorded settlement costs of $53 million in 2010, which primarily related to licensing and settlement agreements and certain employment tax items. Recorded settlement costs of $118 million in 2009, of which $161 million related to the agreement in principle to settle the securities class action litigation a $12 million payment to the Israeli government associated with a post-acquisition technology transfer fee related to our acquisition of Dune Networks and $11 million in estimated settlements associated with certain employment tax items, other employment matters and a patent infringement claim. These amounts were partially offset by a $65 million gain on settlement in connection with the Qualcomm litigation in 2009.

(4)	Recorded in connection with an accrued $50 million charitable contribution to the Broadcom Foundation in 2009.
Non-GAAP Adjustments
The above non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with, or an alternative for GAAP. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

BROADCOM CORPORATION
Unaudited Non-GAAP Condensed Consolidated Statements of Income from Operations
(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net revenue:
Product revenue	$1,889,139	$1,283,434	$6,589,270	$4,272,726
Income from Qualcomm Agreement	51,674	51,674	206,696	170,611
Licensing revenue	4,742	7,638	22,353	46,986

Total net revenue	1,945,555	1,342,746	6,818,319	4,490,323
Non-GAAP costs and expenses:
Cost of product revenue	939,111	618,585	3,220,310	2,160,358
Research and development	379,090	310,135	1,411,786	1,179,342
Selling, general and administrative	136,975	54,029	468,779	358,505

Total Non-GAAP operating costs and expenses	1,455,176	982,749	5,100,875	3,698,205

Non-GAAP income from operations	$490,379	$359,997	$1,717,444	$792,118

Non-GAAP Financial Statements
The above non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the attached reconciliation. This presentation is not in accordance with, or an alternative for GAAP. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
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Broadcom Reports Fourth Quarter and Full Year 2010 Results

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)

	Three Months Ended
	December 31, 2010	December 31, 2009	September 30, 2010
Product revenue	$1,889,139	$1,283,434	$1,748,692
Income from Qualcomm Agreement	51,674	51,674	51,674
Licensing revenue	4,742	7,638	5,651

Total net revenue	$1,945,555	$1,342,746	$1,806,017

Cost of product revenue	$955,711	$630,259	$871,951

Product gross margin	49.4%	50.9%	50.1%

Total gross margin	50.9%	53.1%	51.7%

	Three Months Ended
	December 31, 2010	December 31, 2009
GAAP income from operations	$268,109	$58,823
Adjustments	222,270	301,174

Non-GAAP income from operations	$490,379	$359,997

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Broadcom Reports Fourth Quarter and Full Year 2010 Results

BROADCOM CORPORATION
Guidance for the Three Months Ending March 31, 2011

Three Months Ending
	March 31, 2011	Commentary
Total Net Revenue (in millions)	$1,750 million to $1,850 million
Product Gross Margin (GAAP)	Flat, net of increased step-up and amortization costs of roughly 60 bp
Research & development and selling, general, and administrative expenses (GAAP) (in millions)	Up $45 million to $55 million from Q4’10	Driven by annual employee merit, fringe step-up, stock-based compensation and increased legal expenses
Share Count (GAAP Diluted)	~585-590 million shares
Broadcom has based the preceding guidance for the three months ending March 31, 2011 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of February 1, 2011. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, except as required by law.
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